Exhibit 99.1

FOR IMMEDIATE RELEASE

Nexalin Acquires AI-Integrated Digital Health Platform Behind HALO™ Clarity and Nexalin NeuroCare™ Ahead of Planned FDA Pivotal Trial

Acquisition gives Nexalin control of AI-integrated remote patient-monitoring, clinical data-capture and virtual-care infrastructure already deployed at UCSD

HOUSTON, TX, May 19, 2026, Nexalin Technology, Inc. (Nasdaq: NXL) (“Nexalin” or the “Company”), the leader in non-invasive Deep Intracranial Frequency Stimulation (DIFS™) of the brain, today announced the closing of its acquisition of PONM, Inc. (“PONM”) from GreenLight Ventures, LLC (“GreenLight”). PONM is the digital health platform supporting Nexalin’s HALO™ Clarity program and Nexalin NeuroCare™ virtual clinic.

Through the transaction, Nexalin has secured ownership of PONM and an exclusive license to the proprietary software features developed for the HALO™ program, including AI-integrated remote patient monitoring, treatment-compliance data capture, electronic health record functionality, virtual-clinic management, real-time clinical-data analysis and analytics capabilities. The technology is already deployed at the University of California, San Diego (“UCSD”), where it supports HALO™ headset usage tracking, remote prescribing, physician oversight and clinical research workflows.

The acquisition gives Nexalin greater control over a critical layer of its HALO™ Clarity ecosystem: the digital infrastructure that connects the device, the patient, the prescribing physician and the clinical-data workflow. Nexalin believes this integrated device-plus-software model is important to the Company’s planned pivotal trial, future regulatory strategy and potential commercial deployment of HALO™ Clarity as an at-home, physician-supervised therapy. The platform is designed to use AI-enabled tools to support real-time data capture, treatment-adherence monitoring, protocol compliance and physician oversight across clinical research and future patient-management workflows.

At UCSD, phases one through five of the Nexalin NeuroCare™ virtual clinic have been deployed to support patient recruitment, AI-integrated monitoring and clinical-data workflows for Nexalin’s TBI/PTSD military study, and are being readied to support the Company’s planned 160-participant FDA pivotal trial of HALO™ Clarity for moderate-to-severe insomnia, with enrollment expected to begin in Q2 2026.

In connection with the transaction, GreenLight has become a meaningful equity holder in Nexalin, aligning the parties around the long-term success of HALO™ Clarity, Nexalin NeuroCare™ and the Company’s broader neurostimulation platform.

As part of the broader transaction structure, Nexalin and GreenLight have entered into a strategic partnership that provides Nexalin with continued access to GreenLight’s product, engineering, quality assurance, cybersecurity, regulatory, behavioral-health and commercial-development capabilities.

“This acquisition gives Nexalin ownership of a critical part of the HALO™ Clarity ecosystem: the digital platform that connects the device, the patient, the physician and the clinical-data workflow,” said Mark White, Chief Executive Officer of Nexalin Technology. “The PONM platform is already deployed at UCSD and supports the AI-integrated remote-monitoring, clinical-data capture and virtual-clinic capabilities we believe are essential to scaling HALO™ Clarity. By bringing this infrastructure under Nexalin ownership, we are strengthening our ability to execute through pivotal trial activities, planned FDA submission and potential commercial launch. We believe combining HALO™ Clarity with AI-enabled data infrastructure can strengthen treatment oversight, improve protocol adherence and create a scalable foundation for future physician-supervised, at-home neurostimulation programs.”

“We believe the future of neurostimulation will be defined not only by the device itself, but by the software, data and physician-supervised care model around it,” continued Mr. White. “This transaction strengthens Nexalin’s control over that full ecosystem and expands what we believe the Company can ultimately offer to patients and providers seeking non-invasive treatment alternatives.”

“GreenLight has spent years building digital infrastructure for next-generation healthcare technologies, and HALO™ Clarity is exactly the type of platform our work was designed to support,” said Peter Gratale, Founder of GreenLight Ventures. “With this transaction, Nexalin has the exclusive rights to the platform, while GreenLight remains aligned as both a long-term partner and shareholder. Under our strategic partnership, GreenLight’s broader product, engineering, regulatory, clinical and commercial capabilities will remain available to support HALO™ Clarity through pivotal trial execution, regulatory submission and potential commercial launch.”

Total consideration for the transaction is $1.3 million, payable in shares of Nexalin common stock issued in tranches over time at prices tied to Nexalin’s market performance. Nexalin believes this structure aligns GreenLight’s economics with the long-term success of the HALO™ Clarity and Nexalin NeuroCare™ programs.

Nexalin believes the transaction strengthens its ability to integrate device, software, AI-enabled remote monitoring and clinical-data infrastructure under a unified platform designed to support HALO™ Clarity through clinical development, regulatory submission and planned commercialization.

About Nexalin Technology, Inc.

Nexalin designs and develops innovative neurostimulation products to uniquely help combat the ongoing global mental health epidemic. Nexalin’s medical devices are non-invasive and undetectable to the human body. Nexalin believes its neurostimulation medical devices can penetrate structures deep in the mid-brain that are associated with mental health disorders, and that the deeper-penetrating waveform in its next-generation devices, including the HALO™ Clarity, will generate enhanced patient response without adverse side effects. The Nexalin Gen-2 SYNC 15 milliamp neurostimulation device has been approved in China, Brazil, Oman, and Israel. Additional information is available at www.nexalin.com.

About PONM

PONM is a digital health platform built to power next-generation healthcare technologies. Its software supports clinical data capture, remote patient monitoring, electronic health records, telehealth workflows, medical device connectivity, and AI-driven clinical insights, used in clinical research, patient management programs, and connected medical device ecosystems. Following closing, PONM operates as a wholly owned subsidiary of Nexalin Technology, Inc., with its platform fully integrated into Nexalin’s HALO™ Clarity program.

About GreenLight Ventures, LLC

GreenLight Ventures is a North Carolina-based developer of digital health infrastructure, partnering with healthcare technology companies to build software systems that connect patients, clinicians, and connected medical devices through secure, regulatory-grade platforms. Following the PONM transaction, GreenLight is a long-term strategic partner and equity holder in Nexalin Technology, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These forward-looking statements relate to future events, future performance, or management’s current expectations, beliefs, assumptions, plans, estimates, intentions, or projections relating to the future, and are not guarantees of future performance. Any statements that are not statements of historical fact, or that refer to expectations, projections, or other characterizations of future events or circumstances (including, without limitation, statements containing the words “believes,” “expects,” “anticipates,” “plans,” “intends,” “will,” “may,” “could,” “should,” “would,” “designed to,” “positioned to,” “potential,” “targeted,” “seeking,” “continues,” “strategy,” “opportunity,” “estimates,” “projects,” “forecasts,” “predicts,” “outlook,” “guidance,” or similar expressions, or the negative of such terms), are forward-looking statements. These statements are based on Nexalin’s current expectations, assumptions, and beliefs and are subject to a number of risks and uncertainties that could cause actual results, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release.

Forward-looking statements in this press release include, but are not limited to, statements regarding: the expected benefits, significance, strategic rationale, and potential implications of the PONM acquisition and the GreenLight strategic partnership; the integration, capabilities, operation, deployment, and potential use of PONM, HALO™ Clarity, Nexalin NeuroCare™, and related AI-integrated remote patient monitoring, clinical-data capture, electronic health record, virtual-clinic, analytics, cybersecurity, regulatory, quality assurance, and commercial-development capabilities; the design, enrollment, timing, progress, results, and potential outcomes of the HALO™ Clarity pivotal program and other future clinical trials; the potential for future development, regulatory progress (including any planned De Novo FDA submission), and commercialization of the Company’s products and technology; the Company’s beliefs regarding its competitive position, market opportunity, value proposition, and anticipated patient, provider, clinical, and commercial benefits; the timing and issuance of transaction consideration; management’s expectations regarding future regulatory submissions, clearances, approvals, and regulatory strategy; and the Company’s strategic plans, business prospects, financial and operating performance, and capital needs. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. No assurance can be given that the anticipated benefits of the transaction or strategic partnership will be realized, that future studies will be initiated or completed on a timely basis or at all, that the Company’s technology will receive regulatory clearance or approval for any particular indication or on any anticipated timeline, or that the Company will be able to commercialize its products or technology.

Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control. Such risks include, but are not limited to: the Company’s ability to successfully integrate, maintain, secure, validate, and scale PONM and related AI-integrated, data, software, and clinical-workflow systems; the ability to realize the anticipated benefits of the PONM acquisition and GreenLight strategic partnership; uncertainties regarding the design, enrollment, execution, timing, results, and completion of clinical trials, including the HALO™ Clarity pivotal program; the ability to obtain regulatory clearance or approval from the U.S. Food and Drug Administration (the “FDA”) or other regulatory bodies, including with respect to any planned De Novo submission; the sufficiency of clinical and non-clinical data to support regulatory submissions; changes in FDA, healthcare, data privacy, cybersecurity, and other applicable regulatory requirements; the potential for adverse events, safety concerns, or product performance issues; market acceptance of, and reimbursement for, the Company’s products; the Company’s ability to protect and enforce its intellectual property rights; competition from existing and new treatment alternatives; the Company’s reliance on GreenLight, UCSD, third-party manufacturers, suppliers, clinical investigators, technology vendors, and other third parties; the Company’s ability to secure adequate funding on acceptable terms to complete its planned clinical, regulatory, and commercial programs; potential dilution or market effects from equity issuances and share price volatility; and general economic, political, regulatory, industry, and market conditions. Additional risks and uncertainties that could cause actual results to differ materially are described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings the Company makes from time to time with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these filings are available free of charge on the SEC’s website at www.sec.gov and on the Company’s investor relations website. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all such risks or to assess the impact of all such risks on its business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements.

All forward-looking statements in this press release are qualified in their entirety by this cautionary statement and the risk factors and other disclosures referenced above, and speak only as of the date they are made. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or otherwise, after the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: NXL@crescendo-ir.com

3